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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 16, 2000, relating to the consolidated financial statements and financial statement schedule of Datalink Corporation which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in the Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 7, 2000